UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2026

Nabors Industries Ltd.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32657

Bermuda	98-0363970
(State of Incorporation)	(IRS Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda
(Address of principal executive offices) (zip code)

(441) 292-1510

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On August 26, 2026, Nabors Industries Ltd., a Bermuda exempted company (“Nabors” or the “Company”), entered into a Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Quaise Energy, Inc., a Delaware corporation (“Quaise”), pursuant to which Nabors, through its designee, Nabors Energy Transition Ventures LLC (“NETV”), a Delaware limited liability company and wholly owned indirect subsidiary of Nabors, purchased 5,425,515 shares of Series B-1 Preferred Stock of Quaise, $0.0001 par value per share (the “Preferred Stock”), at a price of $6.4510 per share. As consideration for the Preferred Stock, Nabors issued 391,944 common shares of Nabors, $0.05 par value per share (the “Nabors Shares”), to Quaise (collectively, the “Transaction”).

The number of Nabors Shares issued as consideration was determined by dividing $35 million by the volume-weighted average trading price per common share of Nabors on the New York Stock Exchange (“NYSE”) for the three NYSE trading days ending immediately prior to the date of the Purchase Agreement. In addition, the Purchase Agreement contains certain registration rights pursuant to which Nabors has agreed to file with the Securities Exchange Commission (the “SEC”) a prospectus supplement pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended (the “Securities Act”), registering the resale of the Nabors Shares promptly following the closing of the Transaction (such prospectus supplement, the “Resale Prospectus”). The Company has filed the Resale Prospectus with the SEC concurrently with the filing of this Current Report.

The Purchase Agreement includes a collar mechanism pursuant to which in the event that the aggregate market value of the Nabors Shares sold by Quaise during the 20 consecutive trading days following delivery of such shares (the “Collar Measurement Period”), calculated using the VWAP over such period, is less than $33.25 million (the “Downside Protection Level”), Nabors at its discretion, will either issue Quaise additional common shares or pay Quaise an amount of cash in either case sufficient to cause the aggregate market value of the Nabors Shares to be no less than the Downside Protection Level. If the aggregate market value of the Nabors Shares sold by Quaise during the Collar Measurement Period exceeds $36.75 million (the “Upside Level Cap”), Quaise shall pay Nabors in cash an amount equal to the excess value above the Upside Level Cap. The Downside Protection Level and Upside Level Cap shall be adjusted pro-rata in the event of partial sales by Quaise of the Nabors Shares during the Collar Measurement Period. In the event that Nabors issues Quaise additional common shares pursuant to the collar mechanism, the Purchase Agreement obligates Nabors to promptly register the additional common shares for resale.

Each of the Preferred Stock and the Nabors Shares were issued in a private placement pursuant to Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure.

On August 27, 2026, Nabors issued a press release announcing the closing of the Transaction, a copy of which is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01, and the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of the general incorporation language of any such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

A copy of the opinion of Conyers Dill & Pearman Limited, Bermuda counsel for the Company, relating to the legality of the issuance of the Nabors Shares, is attached as Exhibit 5.1 hereto.

Cautionary Statement Regarding Forward-Looking Statements

The information included in this Current Report includes forward-looking statements within the meaning of the Securities Act and the Exchange Act. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors’ actual results may differ materially from those indicated or implied by such forward-looking statements. The forward-looking statements contained in this Current Report reflect management’s estimates and beliefs as of the date of this Current Report. Nabors does not undertake to update these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Conyers Dill & Pearman Limited.
23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).
99.1	Press Release, dated August 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: August 27, 2026	By:	/s/ Mark D. Andrews
	Name:	Mark D. Andrews
	Title:	Vice President & Corporate Secretary